Exhibit 24.1

POWER OF ATTORNEY

Dated:  August 17, 2016

KNOW ALL PERSONS BY THESE PRESENTS, THAT:

WHEREAS, First Midwest Bancorp, Inc. (the “Company”), a Delaware corporation, proposes to file with the United States Securities and Exchange Commission (the “SEC”), under the provisions of the Securities Act of 1933, as amended, a Registration Statement or Statements on Form S-4 for the issuance of shares of the Company’s Common Stock in connection with the proposed merger of Benjamin Acquisition Corporation (“Merger Sub”), an Illinois corporation and a wholly owned subsidiary of the Company, with and into Standard Bancshares, Inc. (“Standard”), an Illinois corporation, with Standard as the surviving company, followed immediately thereafter by the merger of Standard with and into the Company, with the Company as the surviving company, in each case as contemplated by the Agreement and Plan of Merger between the Company, Standard and Merger Sub, dated as of June 28, 2016; and

WHEREAS, each of the undersigned is a director of the Company.

NOW, THEREFORE, each of the undersigned hereby constitutes and appoints Michael L. Scudder, Mark G. Sander, Paul F. Clemens and Nicholas J. Chulos, and each of them acting alone, as his or her true and lawful attorney-in-fact, with full and several powers of substitution and resubstitution, for the undersigned and in his or her name, place and stead, in any and all capacities, to execute and file with the SEC such Registration Statement or Statements, and thereafter to execute and file any and all amended Registration Statements and amended prospectuses or amendments (including post-effective amendments) or supplements to any of the foregoing, hereby giving and granting to each of such attorneys-in-fact full power and authority to do and perform each and every act and thing whatsoever requisite and necessary to be done in and concerning the premises, as fully to all intents and purposes as the undersigned might or could do if personally present at the doing thereof, hereby ratifying and confirming all that such attorneys may or shall lawfully do, or cause to be done, by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney on the date first written above.

SIGNATURE	CAPACITY

/s/ BARBARA A. BOIGEGRAIN	Director
Barbara A. Boigegrain

/s/ JOHN F. CHLEBOWSKI, JR.	Director
John F. Chlebowski, Jr.

SIGNATURE	CAPACITY

/s/ BR. JAMES GAFFNEY, FSC	Director
Br. James Gaffney, FSC

/s/ PHUPINDER S. GILL	Director
Phupinder S. Gill

/s/ KATHRYN J. HAYLEY	Director
Kathryn J. Hayley

/s/ PETER J. HENSELER	Director
Peter J. Henseler

/s/ PATRICK J. MCDONNELL	Director
Patrick J. McDonnell

/s/ FRANK B. MODRUSON	Director
Frank B. Modruson

/s/ ROBERT P. O’MEARA	Director
Robert P. O’Meara

/s/ ELLEN A. RUDNICK	Director
Ellen A. Rudnick

/s/ MICHAEL J. SMALL	Director
Michael J. Small

/s/ J. STEPHEN VANDERWOUDE	Director
J. Stephen Vanderwoude